Exhibit 99.1

Company Contacts:

Tessera Technologies, Inc.

Robert Andersen, 408-321-6779

Executive Vice President and Chief Financial Officer

    - or -

The Piacente Group | Investor Relations

Don Markley or Glenn Garmont, 212-481-2050

tessera@tpg-ir.com

TESSERA TECHNOLOGIES ANNOUNCES STRONG SECOND QUARTER 2014 RESULTS

— COMPANY ACHIEVES PROFITABILITY ON A GAAP BASIS —

— INCREASES RECURRING REVENUE FORECAST —

— DECLARES QUARTERLY DIVIDEND —

San Jose, Calif., August 4, 2014 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) today announced strong financial results for the second quarter of 2014. Total revenue from continuing operations was $37.2 million, which was above the Company’s guidance range of $31 to $33 million. GAAP net income for the second quarter of 2014 was $3.8 million, or $0.07 per diluted share. Non-GAAP net income for the second quarter of 2014 was $10.2 million, or $0.19 per diluted share.

“Our second quarter results reflect ongoing progress in collaborating with customers on a technology basis to sell the value of our solutions,” said Tom Lacey, chief executive officer of Tessera. “Our operational momentum continued into the third quarter with the signing of multi-year patent and technology license agreements with Micron. These important agreements are emblematic of our long-term strategy and we are excited about the prospect of partnering with such a highly-regarded technology company in the development and commercialization of next-generation semiconductor packaging technologies.”

Second Quarter 2014 Results

Revenue from continuing operations was $37.2 million in the second quarter of 2014 compared with revenue from continuing operations of $46.6 million in the second quarter of 2013. The $9.4 million decrease was primarily due to $17.6 million greater episodic revenue in the second quarter of 2013 compared with the second quarter of 2014. Episodic revenue, which fluctuates from quarter to quarter, totaled $1.4 million in the second quarter of 2014 compared with $19.0 million in the second quarter of 2013.

Operating expenses were $36.3 million in the second quarter of 2014, compared with $51.3 million in the second quarter of 2013, a decrease of $15.0 million. Selling, general and administrative expenses in the second quarter of 2014 decreased by $7.6 million, or 34%, from the second quarter of 2013, driven by reductions in administrative headcount and lower outside service costs. Litigation expense decreased by $7.2 million, or 41%, from the second quarter of 2013, as the Company had fewer legal proceedings outstanding in the second quarter of 2014 versus 2013. Research and development expenses increased 28%, or $2.2 million, over the prior-year period to $10.1 million, reflecting the Company’s continued focus on innovation around its core technologies.

Net income from continuing operations for the second quarter of 2014 was $2.5 million, or $0.05 per diluted share, compared with a net loss from continuing operations for the second quarter of 2013 of $2.5 million, or $(0.05) per basic share.

Non-GAAP net income from continuing operations for the second quarter of 2014 was $10.2 million, or $0.19 per diluted share, compared with non-GAAP net income from continuing operations in the second quarter of 2013 of $7.1 million, or $0.13 per diluted share. Non-GAAP net income/loss from continuing operations is defined as income/loss and operating expenses adjusted for discontinued operations, restructuring and other exit costs, acquired intangible asset amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Discontinued Operations

Net income from discontinued operations in the second quarter of 2014 totaled $1.3 million, or $0.02 per diluted share, compared with a net loss from discontinued operations in the second quarter of 2013 of $13.3 million, or $0.25 per basic share. The $14.6 million reduction in cost is due to the closure of the mems|cam manufacturing business in the first quarter of 2014 and a tax gain in the second quarter of 2014 from a year-to-date true-up on taxes at a lower estimated rate for the year.

Balance Sheet

Total current assets were $363.0 million as of June 30, 2014, a decrease of $29.3 million from December 31, 2013. Cash, cash equivalents and short-term investments were $329.2 million as of June 30, 2014, a decrease of $30.3 million from December 31, 2013. The decline in cash and current assets in the first half of the fiscal year is due to common stock repurchases and the payment of dividends, balanced by cash generated from operating activities.

Dividends

On June 25, 2014, $32.4 million was paid to stockholders of record as of June 4, 2014, for the special cash dividend of $0.52 per share of common stock that was announced on May 13, 2014, and the quarterly cash dividend of $0.10 per share of common stock.

Additionally, on July 28, 2014, the Board of Directors approved a regular quarterly dividend of $0.10 per share of common stock, payable on September 23, 2014 to shareholders of record on September 2, 2014.

Stock Repurchase Program

During the second quarter of 2014, the Company repurchased 1.4 million shares for an aggregate amount of $31.1 million. These purchases were executed under the Company’s stock repurchase program. As of June 30, the Company had $65.4 million remaining under its current repurchase program.

Financial Guidance

For the third quarter of 2014, the Company’s guidance is as follows:

The Company expects total revenue for the third quarter of 2014 to be between $92 million and $94 million, which includes a significant episodic amount from the second installment payment in the PTI settlement. Operating expenses are expected to be between $32 million and $33 million. Litigation expenses are expected to be sequentially lower compared with the second quarter of 2014. The Company expects approximately $4.7 million of amortization of intangible assets and $3.2 million of stock-based compensation expense. The Company also expects a loss from discontinued operations of $1.0 million.

For the full-year 2014, the company expects total recurring revenue to be approximately $140 million.

For the full-year 2015, the company expects total recurring revenue to be approximately $195 million.

Conference Call Information

The Company will hold its second quarter ended June 30, 2014, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) today. To access the call in the U.S., please dial (888) 723-9308, and for international callers dial (615) 489-8916, approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet at www.tessera.com and available for replay for 90 days at www.tessera.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (855) 859-2056. International callers please dial (404) 537-3406. Enter access code 74707789.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, including the Company’s 2014 and 2015 recurring revenue expectations, the Company’s new license agreements with Micron, the Company’s long term strategy, and the Company’s ability to collaborate with other companies to develop and commercialize next-generation semiconductor packaging technologies. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; any need to spend more cash and/or incur greater charges than anticipated in connection with the DOC restructuring, workforce reduction, facility closures and related activities; any need to undertake further restructuring activities; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and products utilizing DOC technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; and the impact of competing technologies on the demand for the Company’s technologies and products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended Mar. 31, 2014, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. and its subsidiaries (the Company) generate revenue from licensing to manufacturers and other implementers that use the Company’s technology in areas such as mobile computing and communications, memory and data storage, and 3-D Integrated Circuit technologies. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, FotoNation, the FotoNation logo and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and Episodic Revenue

Recurring revenue is defined as revenue from payments made pursuant to a license agreement or other agreement that are scheduled to occur over at least one year of time. Episodic revenue is revenue other than revenue payable over at least one year pursuant to a contract. Episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awards from courts or other tribunals, and lump sum settlement payments. Although the royalty revenue reported by the Company’s licensees on a quarterly basis is generally not assured, for ease of reference, the Company refers to these revenues as “recurring revenue”.

Importantly, a source of episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In that scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Discontinued Operations

In March of 2013, the Company announced the closure of its camera module assembly facility in Zhuhai, China and the consolidation of its manufacturing capabilities to Taiwan. The Company planned to continue to assemble lens barrels and make limited quantities of camera modules in the Taiwan facility, and rely on partners for high volume manufacturing. In August of 2013, the Company sold a significant portion of its Micro-Optics business based in Charlotte, NC. In January of 2014, the Company announced the cessation of all mems|cam manufacturing operations. This was the last manufacturing operation in the DigitalOptics business. The Company has classified the revenue and expenses related to the Zhuhai facility and the business in Charlotte as discontinued operations starting with the second quarter of 2013, classified the expenses of its Digital Optics business as discontinued operations starting with the first quarter of 2014, and also reclassified results from each of these facilities and businesses to discontinued operations for all prior reporting periods.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of non-GAAP net income (loss) to the Company’s reported GAAP net income (loss).

- Tables Follow –

TSRA-E

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$31,638	$73,722
Short-term investments	297,605	285,865
Accounts receivable, net	2,472	3,138
Short-term deferred tax assets	—	56
Current assets of discontinued operations	12,517	7,029
Other current assets	18,779	22,501

Total current assets	363,011	392,311

Property and equipment, net	4,652	9,481
Intangible assets, net	78,719	81,202
Long-term deferred tax assets	—	904
Long-term assets of discontinued operations	395	—
Other assets	291	855

Total assets	$447,068	$484,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$800	$3,209
Accrued legal fees	13,116	10,189
Accrued liabilities	13,616	23,535
Deferred revenue	1,121	1,149
Current liabilities of discontinued operations	11,297	407

Total current liabilities	39,950	38,489

Long-term deferred tax liabilities	520	520
Other long-term liabilities	2,404	5,307
Stockholders’ equity:
Common stock	57	55
Additional paid-in capital	552,989	530,762
Treasury stock	(85,252)	(39,918)
Accumulated other comprehensive income	92	133
Retained deficit	(63,692)	(50,595)

Total stockholders’ equity	404,194	440,437

Total liabilities and stockholders’ equity	$447,068	$484,753

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Royalty and license fees	$37,213	$46,593	$125,549	$75,217

Total revenues	37,213	46,593	125,549	75,217

Operating expenses:
Cost of revenues	449	889	1,046	1,791
Research, development and other related costs	10,107	7,866	18,754	16,292
Selling, general and administrative	14,995	22,603	30,316	44,716
Litigation expense	10,214	17,376	17,165	31,413
Restructuring, impairment of long-lived assets and other charges	488	2,531	1,527	3,342

Total operating expenses	36,253	51,265	68,808	97,554
Operating income (loss) from continuing operations	960	(4,672)	56,741	(22,337)
Other income and expense, net	432	298	762	762

Income (loss) before income taxes from continuing operations	1,392	(4,374)	57,503	(21,575)
Provision for (benefit from) income taxes	(1,124)	(1,872)	21,562	(7,792)

Income (loss) from continuing operations	2,516	(2,502)	35,941	(13,783)
Income (loss) from discontinued operations, net of tax	1,255	(13,312)	(11,272)	(46,654)

Net income (loss)	$3,771	$(15,814)	$24,669	$(60,437)

Income (loss) per share:
Income (loss) from continuing operations:
Basic	$0.05	$(0.05)	$0.68	$(0.26)

Diluted	$0.05	$(0.05)	$0.67	$(0.26)

Income (loss) from discontinued operations:
Basic	$0.02	$(0.25)	$(0.21)	$(0.88)

Diluted	$0.02	$(0.25)	$(0.21)	$(0.88)

Net income (loss):
Basic	$0.07	$(0.30)	$0.47	$(1.14)

Diluted	$0.07	$(0.30)	$0.46	$(1.14)

Cash dividends declared per share	$0.62	$0.40	$0.72	$0.50

Weighted average number of shares used in per share calculations-basic	52,812	53,157	53,016	52,789

Weighted average number of shares used in per share calculations-diluted	53,397	53,157	53,610	52,789

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS

FROM GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP income (loss) from continuing operations	$2,516	$(2,502)	$35,941	$(13,783)
Adjustments to GAAP net income (loss):
Stock-based compensation - research, development and other related costs	700	216	1,289	420
Stock-based compensation - selling, general and administrative	1,939	3,449	3,854	4,801
Amortization of acquired intangibles - cost of revenues	354	824	943	1,648
Amortization of acquired intangibles - research, development and other related costs	1,149	1,097	2,264	2,153
Amortization of acquired intangibles - selling, general and administration	3,067	2,891	5,966	5,813
Restructuring, impairment of long-lived assets and other charges	488	2,531	1,527	3,342
Tax adjustments for non-GAAP items	—	(1,405)	—	(3,596)

Non-GAAP net income (loss) from continuing operations	$10,213	$7,101	$51,784	$798

Non-GAAP net income (loss) from continuing operations per common share - diluted	$0.19	$0.13	$0.95	$0.02

Non-GAAP weighted average number of shares used in per share calculations excluding the effects of stock-based compensation - diluted	54,320	54,901	54,534	52,789

TESSERA TECHNOLOGIES, INC.

NET INCOME (LOSS) OF DISCONTINUED OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Product and service revenues	$32	$2,684	$32	$5,184

Total revenues	32	2,684	32	5,184

Operating Expenses:
Cost of revenues	2	3,417	21	10,457
Research, development and other related	442	14,556	5,554	32,079
Selling, general and administrative	142	3,764	2,379	6,945
Restructuring, impairment of long-lived assets and other charges	419	3,960	4,535	18,904
Impairment of goodwill	—	—	—	6,664

Total operating expenses	1,005	25,697	12,489	75,049

Other income and expense, net	307	188	487	60
Loss from discontinued operations before taxes	(666)	(22,825)	(11,970)	(69,805)
Benefit from income taxes	(1,921)	(9,513)	(698)	(23,151)

Net income (loss) from discontinued operations	$1,255	$(13,312)	$(11,272)	$(46,654)